Exhibit 10.52

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement, dated as of December 12, 2012, is made by and among Armstrong Energy, Inc., a Delaware corporation (the “Company”), and Yorktown Energy Partners IX, L.P., a Delaware limited partnership (“Yorktown”).

RECITALS:

WHEREAS, Yorktown owns 300,000 shares of Series A Convertible Preferred Stock, par value $.01 per share, of the Company (the “Exchange Shares”);

WHEREAS, Yorktown desires to transfer the Exchange Shares to the Company in exchange for the Common Shares (as defined below), to be issued to Yorktown on the Closing Date, on the terms and conditions set forth in this Agreement; and

WHEREAS, for U.S. federal income tax purposes, the Exchange (as defined below) is intended to constitute a “reorganization” within the meaning of Section 368(a)(1)(E) of the Code and this Agreement is intended to constitute a “plan of reorganization” within the meaning of Section 1.368-2(g) of the United States Treasury Regulations.

SECTION I.

DEFINITIONS

Unless the context otherwise requires, the terms defined in this Section 1 will have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

1.1 “Accredited Investor” has the same definition as is provided for the term “Accredited Investor” in Regulation D, Rule 501, issued under the Securities Act.

1.2 “Agreement” means this Share Exchange Agreement, including all schedules and exhibits attached hereto, as this Share Exchange Agreement may be from time to time amended, modified or supplemented.

1.3 “Closing Date” has the meaning set forth in Section 2.2.

1.4 “Code” means the Internal Revenue Code of 1986, as amended.

1.5 “Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act.

1.6 “Common Shares” means 2,775,000 shares of Common Stock issuable to Yorktown subject to the terms and conditions of this Agreement.

1.7 “Common Stock” means the common stock, par value $.01 per share, of the Company.

1.8 “Company” has the meaning set forth in the Preamble.

1.9 “Exchange” shall have the meaning set forth in Section 2.1.

1.10 “Exchange Shares” shall have the meaning set forth in the Recitals.

1.11 “Governmental Authority” means any federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body, in each case whether U.S. or non-U.S.

1.12 “Laws” means, with respect to any Person, any U.S. or non-U.S. federal, national, state, provincial, local, municipal, international, multinational or other law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.

1.13 “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by Law.

1.14 “Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority.

1.15 “Organizational Documents of the Company” means the certificate of incorporation and the by-laws the Company, including any and all amendments thereto.

1.16 “Person” means all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivisions.

1.17 “Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.

1.18 “Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will be in effect at the time.

1.19 “Transaction Documents” means, collectively, all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement.

1.20 “Yorktown” has the meaning set forth in the Preamble.

SECTION II.

EXCHANGE OF SHARES AND CONSIDERATION

2.1 Exchange of Shares; Consideration. On the Closing Date, Yorktown shall transfer the Exchange Shares to the Company, and the Company shall issue the Common Shares to Yorktown (the “Exchange”). On the Closing Date, Yorktown agrees to deliver the stock certificate(s) representing the Exchange Shares, accompanied by stock power(s) in the form attached hereto as Exhibit A duly executed in blank, to the Company’s address set forth on the signature page hereto. Upon receiving these documents, the Company shall cancel the stock certificate(s) representing the Exchange Shares issued to Yorktown, reissue a new stock certificate representing the Common Shares in the name of Yorktown and otherwise reflect the Exchange on its books and records. The Company shall deliver the original stock certificate issued to Yorktown representing the Common Shares to Yorktown at the address set forth on the signature page hereto.

2.2 Closing Date. The closing date of the Exchange will occur upon execution of this Agreement or at such later date as any conditions set forth herein shall have been satisfied or waived (the “Closing Date”).

SECTION III.

REPRESENTATIONS AND WARRANTIES OF YORKTOWN

3.1 Representations and Warranties. Yorktown hereby represents and warrants to the Company as follows:

3.1.1 Authority. Yorktown has the right, power, authority and capacity to execute and deliver this Agreement and each of the Transaction Documents, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents, and to perform its obligations under this Agreement and each of the Transaction Documents. This Agreement and each of the Transaction Documents have been duly and validly executed and delivered by Yorktown. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the Company, this Agreement and each of the Transaction Documents are duly executed and delivered by Yorktown and constitute the legal, valid and binding obligation of Yorktown, enforceable against Yorktown in accordance with their respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights generally, (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances, and (iii) public policy considerations with respect to the enforceability of rights of indemnification.

3.1.2 No Conflict. Neither the execution or delivery by Yorktown of this Agreement or any Transaction Document, nor the consummation or performance by Yorktown of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which Yorktown is a party or by which the properties or assets of Yorktown are bound; or (b) contravene, conflict with, or result in a violation of, any Law or Order to which Yorktown, or any of its properties or assets, may be subject.

3.1.3 Litigation. There is no pending Proceeding against Yorktown that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement and, to the knowledge of Yorktown, no such Proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

3.1.4 No Brokers or Finders. No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against Yorktown for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and Yorktown will indemnify and hold the Company harmless against any liability or expense arising out of, or in connection with, any such claim.

3.1.5 Ownership of Exchange Shares. Yorktown owns, of record and beneficially, and has good, valid and indefeasible title to and the right to transfer to the Company pursuant to this Agreement, the Exchange Shares, free and clear of any and all Liens. Except for the Voting Agreement, there are no options, rights, voting trusts, stockholder agreements or any other contracts or understandings to which Yorktown is a party or by which Yorktown or the Exchange Shares are bound with respect to the issuance, sale, transfer, voting or registration thereof. At the Closing Date, the Company will acquire good, valid and marketable title to the Exchange Shares, free and clear of any and all Liens.

3.1.6 Acknowledgment. Yorktown understands and agrees that the Common Shares to be issued pursuant to this Agreement have not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of the Common Shares is being effected in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

3.1.7 Status. By execution of this Agreement, Yorktown represents and warrants to the Company that it is an Accredited Investor.

3.1.8 Reliance. Yorktown understands that the Common Shares are being offered and sold to Yorktown in reliance upon the truth and accuracy of its representations, warranties, agreements, acknowledgments and understandings set forth in this Agreement, in order that the Company may determine the applicability and availability of the exemptions from registration of the Common Shares on which the Company is relying.

3.1.9 Legends. Yorktown agrees with the Company that the certificate evidencing the Common Shares issued to Yorktown will bear the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH.

3.2 Survival. The representations and warranties of Yorktown set forth in this Article III shall survive the Closing Date for a period of three (3) months.

3.3 No Other Representations and Warranties. The representations and warranties of Yorktown contained in this Agreement are exclusive and are in lieu of all other representations and warranties, express, implied, statutory or otherwise. Except as specifically provided in the representations and warranties set forth in this Agreement, Yorktown makes no warranty or representation, express, implied, statutory or otherwise, as to the accuracy or completeness of any data, reports, records, projections, information or materials now, heretofore or hereafter furnished or made available to the Company.

SECTION IV.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Yorktown as follows:

4.1 Corporate Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.

4.2 Qualification. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased, or operated by it or the conduct of its business requires such qualification or licensing, except in jurisdictions in which the failure to be so qualified or licensed would not, individually or in the aggregate, have a material adverse effect on the business, assets, results of operations, or financial condition of the Company.

4.3 Capitalization. The authorized capital stock of the Company consists of (i) 70,000,000 shares of Common Stock, par value $.01 per share, of which, as of the date hereof, 19,095,750 shares are issued and outstanding, and (ii) 1,000,000 shares of Preferred Stock, par value $.01 per share, of which, as of the date hereof, 300,000 shares designated as Series A Convertible Preferred Stock and constituting the Exchange Shares, are issued and outstanding.

4.4 Authority Relative to This Agreement. The Company has full corporate power and authority to execute, deliver, and perform this Agreement and the Transaction Documents to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by the Company of this Agreement and the Transaction Documents, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Company. This Agreement and each Transaction Document have been or will be duly executed and delivered by the Company and constitute or will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with their terms, except that such enforceability may be limited by (i)

applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights generally, (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances, and (iii) public policy considerations with respect to the enforceability of rights of indemnification.

4.5 Noncontravention. The execution, delivery, and performance by the Company of this Agreement and the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a violation of any provision of the Organizational Documents of the Company, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, agreement, or other instrument or obligation to which the Company is a party or by which the Company or any of its properties may be bound, (iii) result in the creation or imposition of any Lien upon the properties of the Company, or (iv) violate any applicable Law binding upon the Company, except, in the case of clauses (ii), (iii), and (iv) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations, or Liens which would not, individually or in the aggregate, have a material adverse effect on the business, assets, results of operations, or financial condition of the Company or on the ability of the Company to consummate the transactions contemplated hereby.

4.6 Governmental Approvals. No consent, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by the Company in connection with the execution, delivery, or performance by the Company of this Agreement or any Transaction Document or the consummation by it of the transactions contemplated hereby or thereby, other than (i) compliance with any applicable state or federal securities laws and (ii) such consents, approvals, Orders, or authorizations which, if not obtained, and such declarations, filings, or registrations which, if not made, would not, individually or in the aggregate, have a material adverse effect on the business, assets, results of operations, or financial condition of the Company or on the ability of the Company to consummate the transactions contemplated hereby. The representations and warranties of the Company contained in this Section 4.6, insofar as such representations and warranties pertain to compliance by the Company with the requirements of applicable state or federal securities laws, are based on the representations and warranties of Yorktown contained in Sections 3.1.5, 3.1.6 and 3.1.7.

4.7 Securities Laws. Assuming the accuracy of the representations and warranties of Yorktown contained in Section 3, the issuance of the Common Shares pursuant to this Agreement is (a) exempt from the registration and prospectus delivery requirements of the Securities Act, (b) has been registered or qualified (or are exempt from registration and qualification) under the registration or qualification requirements of all applicable state securities laws, and (c) accomplished in conformity with all other applicable federal and state securities laws.

4.8 No Litigation. There are no Proceedings pending against the Company or, to the Company’s knowledge, threatened, which are reasonably likely to call into question the validity of this Agreement, any Transaction Document, any of the Common Shares, or any action taken or to be taken pursuant hereto. There are no bankruptcy, reorganization or arrangement proceedings pending, being contemplated by, or to the Company’s knowledge, threatened, against the Company.

4.9 Authorization of Issuance. The Common Shares have been duly authorized for issuance and, when issued and delivered by the Company in accordance with the provisions of this Agreement, will be validly issued, fully paid, and nonassessable. The issuance of the Common Shares is not subject to any preemptive or first refusal rights of any Person.

4.10 No Brokers or Finders. No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and the Company will indemnify and hold Yorktown harmless against any liability or expense arising out of, or in connection with, any such claim.

SECTION V.

CONDITIONS OF YORKTOWN’S OBLIGATIONS AT THE CLOSING DATE

The obligations of Yorktown under this Agreement are subject to the fulfillment on or before the Closing Date of each of the following conditions, the waiver of which shall not be effective against Yorktown unless Yorktown consents in writing thereto:

5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 4 shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

5.2 Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

SECTION VI.

CONDITIONS OF THE COMPANY’S OBLIGATIONS AT THE CLOSING DATE

The obligations of the Company under this Agreement are subject to the fulfillment on or before the Closing Date of each of the following conditions, the waiver of which shall not be effective against the Company unless the Company consents in writing thereto:

6.1 Representations and Warranties. The representations and warranties of Yorktown contained in Section 3 shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

6.2 Performance. Yorktown shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

SECTION VII.

TAX MATTERS COVENANTS

The parties to this Agreement acknowledge that the sole consideration payable to Yorktown in connection with this transaction is the Common Shares. For U.S. federal income tax purposes, the parties intend for the Exchange to qualify as a “reorganization” within the meaning of Section 368(a)(1)(E) of the Code. The parties further agree to file all Tax returns and related schedules and statements (including the information required under Section 1.368-3 of the United States Treasury Regulations) consistent with the treatment of this transaction as such a “reorganization” and to take no position inconsistent with such treatment. The parties further agree to take no action which would prevent the Exchange from qualifying as such a “reorganization.”

SECTION VIII.

GENERAL PROVISIONS

8.1 Expenses. The Company will bear its respective expenses and the expenses of Yorktown incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants.

8.2 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the following addresses and telecopier numbers (or to such other addresses and telecopier numbers as a party may designate by written notice to the other party):

If to the Company, to:

Armstrong Energy, Inc.

7733 Forsyth Blvd., Suite 1625

St. Louis, Missouri 63105

Attention: Martin D. Wilson

Facsimile: (314) 721-8211

with copies to:

Miller Wells PLLC

300 East Main Street, Suite 360

Lexington, Kentucky 40507-1564

Attn: Mason Miller, Esq.

Facsimile: (859) 957-1889

If to Yorktown, to:

Yorktown Energy Partners IX, L.P.

410 Park Avenue, 19th Floor

New York, NY 10022

Attention: Bryan H. Lawrence

Facsimile: (212) 515-2105

with copies to:

Thompson & Knight LLP

One Arts Plaza

1722 Routh Street, Suite 1500

Dallas, Texas 75201

Attention: Ann Marie Cowdrey

Facsimile: (214) 969-1751

8.3 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

8.4 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable Laws, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party, (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

8.5 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party against whom the enforcement of such amendment is sought.

8.6 Assignments, Successors, and No Third-Party Rights. No party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties. Except as otherwise provided for herein, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

8.7 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

8.8 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

8.9 Governing Law. This Agreement will be governed by the laws of the State of Delaware without regard to conflicts of laws principles.

8.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

[Signature pages follows.]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

COMPANY:

ARMSTRONG ENERGY, INC.

By:	/s/ Martin D. Wilson
Martin D. Wilson
President

Address for Notices: 7733 Forsyth Suite 1625 St. Louis, MO 63105

YORKTOWN:

YORKTOWN ENERGY PARTNERS IX, L.P.

By:	Yorktown IX Company LP,
Its general partner

By:	Yorktown IX Associates LLC, Its general partner

By:	/s/ Bryan H. Lawrence
	Name:	Bryan H. Lawrence
	Title:	Member

Address for Notices: 410 Park Avenue, 19th Floor New York, New York 10022 Attn: Bryan H. Lawrence

SHARE EXCHANGE AGREEMENT

SIGNATURE PAGE

Exhibit A

IRREVOCABLE STOCK POWER OF ATTORNEY

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers under Armstrong Energy, Inc., a Delaware corporation (the “Company”), 300,000 shares of Series A Convertible Preferred Stock, par value $.01 per share, of the Company, standing in the name of the undersigned on the books and records of the Company and represented by Certificate No. [▲] and hereby irrevocably constitutes and appoints the Secretary of the Company the attorney of the undersigned to transfer such common shares on the books of the Company with full power of substitution in the premises.

DATED as of the     day of [•], 2012.

YORKTOWN ENERGY PARTNERS IX, L.P.

By:	/s/ Bryan H. Lawrence
	Name:	Bryan H. Lawrence
	Title:	Member

SHARE EXCHANGE AGREEMENT

EXHIBIT A